Contacts:
Andrew Kaplan	Jonathan Korzen
Executive Vice President and Chief Financial Officer	Director of Public Relations
Audible, Inc.	Audible, Inc.
(973) 837 2734	(973) 837 2718
akaplan@audible.com	jkorzen@audible.com

AUDIBLE, INC. REPORTS 93% CONSUMER CONTENT REVENUE INCREASE OVER FIRST QUARTER 2002

11% Content Revenue Growth Over Fourth Quarter 2002 with Lower Use of Cash, Expenses, and 46% Decrease In Net Loss Over Fourth Quarter 2002

WAYNE, NJ, May 12, 2003—Audible, Inc. (OTC BB: ADBL), the leading provider of downloadable spoken word audio that informs and entertains anywhere and at any time with audio editions of books, newspapers, magazines, radio programs and original shows, announced results for the quarter ended March 31, 2003. Senior management will host an investor teleconference at 5:00 p.m. EDT Monday, May 12, 2003 to discuss these results and the company outlook. Details for the teleconference and webcast are provided below.

During the first quarter of 2003, Audible.com’s® consumer content revenue increased 11% over the fourth quarter 2002 to $3,887,585 and increased 93% from the first quarter 2002. Net loss per common share for the quarter was ($0.07). Net cash used during the quarter was $765,000, a 10% decrease from the previous quarter. Audible's cash and cash equivalents totaled $2 million at March 31, 2003.

“During the first quarter, Audible continued to achieve steady sequential growth with steadily decreasing operating expenses,” observed Donald Katz, Chairman and CEO, Audible, Inc. “Our cost of acquiring customers decreased by 10% over the previous quarter. Meanwhile, we advanced our strategy of increasing distribution and awareness of the Audible service – recently named the “best consumer Web service” by CNET – with new or enhanced marketing and product integration efforts with Apple, Gateway, Palm and other partners.”

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Recent highlights include:

•   Growth to over 229,000 customers, an increase of 60% from Q1 2002.
•   Marketing and promotional partnerships were launched with broadband providers RoadRunner and Grande Communications.
•   Gateway announced that it would begin selling the Audible.com Otis and AudibleListener™ content memberships from all Gateway stores, its Web site and call centers.
•   Palm Inc. launched the Zire 71 and Tungsten C AudibleReady® handhelds.
•   Audible received extensive media coverage from The Wall Street Journal , San Jose Mercury News , The Sunday Times of London , Indianapolis Star , PC World magazine, Tech Edge magazine, Library Journal , and more; was named “Best Consumer Web Service” by CNet.com.

A live webcast of the financial results conference call is available on Monday, May 12, 2003 at 5:00 p.m. EDT (2:00 p.m. PDT). Please click on www.audible.com/ir for online access to the call.

About Audible.com:
Audible.com, recently named the “Best Consumer Web Service” by CNet.com (April 2003), and one of the “Best of Today’s Web” by PC World (August 2002) features daily audio editions of  The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day—as well as Forbes, Harvard Business Review, Scientific American and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady® portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Audible, Inc.:
Audible® (www.audible.com®) is the Internet's largest, most diverse provider of premium spoken audio services for content download and playback on personal computers, CD or AudibleReady® computer-based mobile devices. Audible has more than 34,000 hours of audio programs and 135 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers and business information providers. Audible.com is Amazon.com's (www.amazon.com) exclusive provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc., to pioneer the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business partners are Apple Corp., Card Access Inc., Casio Inc., Compaq Computer Corporation, Handspring, Hewlett-Packard Company, Microsoft Corporation, RealNetworks, Inc., SONICblue Incorporated's Rio Audio Group, Sony Electronics, Texas Instruments and VoiceAge Corp.

Audible, www.audible.com, AudibleManager and AudibleReady are registered trademarks of Audible, Inc.; Otis and AudibleListener are trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

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AUDIBLE INC.
COMPARATIVE STATEMENT OF OPERATIONS

	Three months ended

	March 31,	December 31,

	2003	2002

	(unaudited)	(unaudited)

Revenue, net:
Consumer content	$3,887,585	$3,497,801
Services	28,096	47,874
Hardware	177,215	196,908
Other	16,126	49,106

Total revenue, net	4,109,022	3,791,689

Operating expenses:
Cost of content and services revenue	984,803	1,374,005
Cost of hardware revenue	548,304	664,346
Production expenses	939,923	935,706
Development	609,432	492,563
Sales and marketing	1,884,613	3,202,800
General and administrative	945,620	796,994

Total operating expenses	5,912,695	7,466,414

Loss from operations	(1,803,673)	(3,674,725)

Other income, net	5,915	8,759

Loss before state income tax benefit	(1,797,758)	(3,665,966)

State income tax benefit	0	313,580

Net loss	(1,797,758)	(3,352,386)

Accrued dividends on redeemable
convertible preferred stock	(363,649)	(350,778)

Net loss applicable to common shareholders	($2,161,407)	($3,703,164)

Basic and diluted net loss per common share	$(0.07)	$(0.12)

Weighted average common shares outstanding	30,988,644	30,969,079

AUDIBLE INC.
CONDENSED STATEMENT OF OPERATIONS

	Three months ended
	March 31,

	2003	2002

	(unaudited)

Revenue, net:
Consumer content	$3,887,585	$2,010,971
Services	28,096	174,694
Hardware	177,215	345,947
Other	16,126	16,126

Total revenue, net	4,109,022	2,547,738

Operating Expenses:
Cost of content and services revenue	984,803	967,928
Cost of hardware revenue	548,304	663,928
Production expenses	939,923	1,028,818
Development	609,432	521,523
Sales and marketing	1,884,613	3,039,994
General and administrative	945,620	951,393

Total operating expenses	5,912,695	7,173,584

Loss from operations	(1,803,673)	(4,625,846)

Other income, net	5,915	29,806

Net loss	(1,797,758)	(4,596,040)

Accrued dividends on redeemable
convertible preferred stock	(363,649)	(326,945)

Net loss applicable to common shareholders	($2,161,407)	($4,922,985)

Basic and diluted net loss
per common share	$(0.07)	$(0.17)

Weighted average common shares outstanding	30,988,644	29,140,383

AUDIBLE INC.
CONDENSED BALANCE SHEETS

	March 31,	December 31,
Assets	2003	2002

	(unaudited)

Current Assets
Cash and cash equivalents	$2,056,861	$2,822,080
Accounts receivable, net of allowance	240,830	189,263
Royalty advances	186,166	58,425
Prepaid expenses and other current assets	611,337	736,823
Inventory	217,505	77,262
Total current assets	3,312,699	3,883,853

Property and equipment, net	443,477	633,400
Other assets	90,805	90,805

Total Assets	$3,846,981	$4,608,058

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$1,206,351	$1,077,509
Accrued expenses and compensation	3,287,197	3,231,893
Royalty obligations, current	565,000	598,500
Advances, current	447,193	476,053
Accrued dividends on redeemable convertible preferred stock	488,906	125,257

Total current liabilities	5,994,647	5,509,212

Deferred cash compensation	58,750	90,550
Royalty obligations, non current	97,500	25,000
Advances, non current	4,865	19,448

Redeemable convertible preferred stock: Series A	12,289,976	12,289,976

Stockholders' Deficit
Convertible preferred stock: Series B	1,137,500	1,137,500
Common stock	316,779	316,779
Additional paid-in capital	98,201,098	98,033,060
Deferred compensation and services	(101,210)	(591,155)
Notes due from stockholders for common stock	(58,750)	(289,545)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(113,909,434)	(111,748,027)

Total Stockholders' Deficit	(14,598,757)	(13,326,128)

Total Liabilities and Stockholders' Deficit	$3,846,981	$4,608,058

AUDIBLE INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,

	2003	2002

	(unaudited)

Cash flows from operating activities:
Net loss	$(1,797,758)	$(4,596,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	212,541	432,837
Services rendered for common stock and warrants	584,705	1,529,772
Non-cash compensation charge	73,278	73,278
Non-cash forgiveness of notes due from stockholders for common stock	198,995	-
Changes in assets and liabilities:
Interest receivable on short term investments	-	(602)
Accounts receivable, net	(51,567)	15,432
Royalty advances	(127,741)	26,043
Prepaid expenses and other current assets	125,486	70,828
Inventory	(140,243)	277,801
Accounts payable	128,842	(6,604)
Accrued expenses and compensation	55,304	203,114
Royalty obligations	39,000	(148,750)
Advances	(43,443)	(174,833)

Net cash used in operating activities	(742,601)	(2,297,724)

Cash flows from investing activities:
Purchases of property and equipment	(22,618)	(7,195)

Net cash used in investing activities	(22,618)	(7,195)

Cash flows from financing activities:
Proceeds from sale of common stock, net	-	3,159,250
Proceeds from exercise of common stock options	-	5,556

Net cash provided by financing activities	-	3,164,806

(Decrease) increase in cash and cash equivalents	(765,219)	859,887

Cash and cash equivalents at beginning of period	2,822,080	7,627,802

Cash and cash equivalents at end of period	$2,056,861	$8,487,689